Exhibit 10.4

LEASE AGREEMENT

between
ARNELL CORPORATION, as Agent
and
ALLIANCE HOME FUNDING, LLC

- i -

LEASE AGREEMENT

between
ARNELL CORPORATION, as Agent
and
ALLIANCE HOME FUNDING, LLC

23.	ATTORNEY’S FEES	22
24.	INTENTIONALLY OMITTED	22
25.	MECHANICS’ LIENS	22
26.	WAIVER OF SUBROGATION; INSURANCE	23
27.	INTENTIONALLY OMITTED	23
28.	BROKERAGE	23
29.	ESTOPPEL CERTIFICATES	24
30.	NOTICES	24
31.	FORCE MAJEURE	25
32.	SEVERABILITY	26
33.	AMENDMENTS; WAIVER; BINDING EFFECT	26
34.	QUIET ENJOYMENT	26
35.	LIABILITY OF TENANT	26
36.	LANDLORD LIABILITY	26
37.	CERTAIN RIGHTS RESERVED BY LANDLORD	27
38.	FINANCIAL STATEMENTS	27
39.	NOTICE TO LENDER	28
40.	MISCELLANEOUS	28
41.	ADDITIONAL RENT	29
42.	ENTIRE AGREEMENT	29
43.	LEGAL PROCEEDINGS	29
44.	LAWS AND REGULATIONS	29
45.	AMERICANS WITH DISABILITIES ACT (“ADA”)	29
46.	ENVIRONMENTAL PROTECTIONS	30
47.	PARKING	31

- ii -

LEASE AGREEMENT

between
ARNELL CORPORATION, as Agent
and
ALLIANCE HOME FUNDING, LLC

48.	OPTION TO TERMINATE	32
49.	OPTION TO RENEW	32
50.	EXHIBITS	33

- iii -

LEASE AGREEMENT

between
ARNELL CORPORATION, as Agent
and
ALLIANCE HOME FUNDING, LLC

DATA SHEET

This Data Sheet is an integral part of this Lease and all of the terms hereof are incorporated into this Lease in all respects. In addition to the other provisions which are elsewhere in this Lease, the following, whenever used in this Lease, shall have the meanings set forth in this Data Sheet.

(a)	Premises	Suite No. 100 in the Building, generally outlined on the floor plan attached hereto as Exhibit A (Section 1(k)).

(b)	Area of Premises	Approximately 1,541 rentable square feet on the first (1st ) floor of the Building (Exhibit A and Section 1(k)).

(c)	Building	10400 Eaton Place, Fairfax, Virginia (Section 1(d)).

(d)	Basic Rental	Payable in equal monthly installments of $3,210.42, subject to adjustment as herein provided (Sections 1(b) and 3).

(e)	Annual Basic Rental	$38,525.00 (Section 3).

(f)	Annual Basic Rental Escalation	Three percent (3%) of the escalated Basic Rental then in effect (Section 4).

(g)	Additional Rent	See Section 41.

(h)	Lease Term	Five (5) years and zero months, commencing on the Commencement Date (Sections 1(i) and 2).

(i)	Commencement Date	See Section 1(c).

(j)	Building Operation Hours	Monday through Friday, 8:00 a.m. to 6:00 p.m. and Saturday, 9:00 a.m. to 1:00 p.m.

(k)	Permitted Use	Any general business office purposes, banking purposes and related uses and for no other purpose (Sections 1(j) and 9).

(l)	Tenant’s Proportionate Share of Building Space	1.50% (See Section 1(n)).

(m)	Tenant’s Proportionate Share of Parking Spaces	3.0 spaces per 1000 rentable square feet (Section 47).

- iv -

LEASE AGREEMENT

between
ARNELL CORPORATION, as Agent
and
ALLIANCE HOME FUNDING, LLC

(n) Brokers Involved	Polinger Shannon & Luchs Company and Transwestern Carey Winston

(o) Security Deposit	See Sections 1(m) and 5.

(p) Notices	if to Landlord:

c/o Polinger Shannon & Luchs Company 5530 Wisconsin Avenue, Suite 1000 Chevy Chase, Maryland 20815

with a copy to:

Beverly L. Crump, Esq. 11 South 12th Street Richmond, VA 23219

if to Tenant:

Paul Harbolick Alliance Home Funding, LLC 12735 Shops Lane Fairfax, VA 22033

- v -

LEASE AGREEMENT

      THIS LEASE AGREEMENT is entered into as of the 8 day of May, 2001, between ARNELL CORPORATION, agent for Eaton Place Limited Partnership, et. al. (hereinafter called “Landlord”), whose address for purposes hereof is c/o Polinger Shannon & Luchs Company, 5530 Wisconsin Avenue, Suite 1000, Chevy Chase, Maryland 20815 (hereinafter called “Landlord”), and ALLIANCE HOME FUNDING, LLC, a                 limited liability company (hereinafter called “Tenant”), whose address for purposes hereof is in care of the Premises.

1.     DEFINITIONS.

      (a) “Basic Cost”: The actual costs incurred by the Landlord in operating and maintaining the Building and the Land during each calendar year of the Lease Term for which Landlord has not been reimbursed by insurance proceeds, condemnation awards or otherwise.

      Such costs shall include, by way of example rather than of limitation, (i) charges or fees for, and taxes on, the furnishing of electricity, water, sewer service, gas, fuel, or other utility services to the Building and the Land; (ii) costs of providing elevator, janitorial and trash removal service, restriping, resurfacing, maintaining and repairing all walkways, roadways and parking areas on the Land, security costs, and cost of maintaining grounds, common areas and mechanical systems of the Building and the Land; (iii) all other costs of maintaining and repairing any or all of the Building or Land; (iv) all costs reasonably allocated by Landlord to the common areas of the Building and the Land in a multi-building development; (v) charges or fees for any necessary governmental permits and licenses; (vi) management fees (limited to those which are reasonable and do not materially exceed those which are customary for buildings of similar age and size in the Metropolitan Washington, D.C. market), overhead and expenses reasonably related to management of the Building) (including salaries for personnel directly responsible for management of the Building); (vii) premiums for hazard, liability, workmen’s compensation or similar insurance upon any or all of the Building and the Land; (viii) costs arising under service contracts with independent contractors; and (ix) the cost of any other items which, under generally accepted accounting principles consistently applied from year to year with respect to the Building or the Land, constitute operating or maintenance costs attributable to any or all of the Building or the Land.

      Such costs shall not include (i) the expense of principal and interest payments made by the Landlord pursuant to the provisions of any mortgage or deed of trust covering the Building or the Land; (ii) any deduction for depreciation of the Building taken on the landlord’s income tax returns; or (iii) the cost of capital improvements made to the Building, other than capital improvements, modifications or equipment required by federal, state or local ordinance, rule, regulation or law or determined by Landlord in good faith to result in savings or reductions in Basic Cost generally, in which case the cost thereof shall be included in Basic Cost for the calendar year in which the cost shall have been incurred and in subsequent calendar years, on a straight line basis, such items will be amortized over an appropriate period and with an appropriate interest factor selected in good faith by Landlord. If Landlord shall have leased any such items of capital equipment designed to result in savings or reductions in Basic Cost, then the rental and other costs paid pursuant to such leasing shall be included in Basic Cost for each calendar year in which they shall have been incurred.

      In determining Basic Cost, where less than 95% of the Building’s rentable square footage is occupied during all or any part of a year, those items of the Basic Cost which vary according to occupancy, such as electricity and janitorial services, shall be increased to that amount which would have been incurred had the Building been 95% occupied during the entire year.

      (b) “Basic Rental”: Payable in equal monthly installments of $3,210.42, subject to adjustment as herein provided.

      (c) “Base Year Stop”: The Basic Cost incurred during the calendar year 2001 divided by the number of rentable square feet in the Building.

      (d) “Building”: The office building which has been constructed on land located at 10400 Eaton Place, Fairfax, Virginia, and known as The Carolyn Building.

      (e) “Commencement Date”: The earlier of: (i) the date of Substantial Completion or (ii) the date the Tenant or any one claiming under or through the Tenant first occupies the Premises or any portion thereof. The anticipated Commencement Date is July 1, 2001.

      (f) “Event of Default”: As defined in Section 20 of this Lease.

      (g) “Excess”: As defined in Section 8 of this Lease.

      (h) “Land”: The entire tract of land on which the Building is located and upon which other buildings are located which have shared common facilities, and subject from time to time, to (i) increase through the acquisition of adjoining properties, and (ii) reduction through the sale or transfer by Landlord or the reservations of any such property from the development of which the Building is a part. The term Land shall also include any property that must be maintained by Landlord due to the existence of any public or private easement.

      (i) “Lease Term”: The period commencing on the Commencement Date and continuing for five (5) years and zero (0) months thereafter; provided, however, if the Commencement Date commences on a date other than the first day of a calendar month, the Lease Term shall consist of, in addition to the number of years and months provided above, the remainder of the calendar month during which this Lease is deemed to have commenced.

      (j) “Permitted Use”: General banking and business office purposes and related uses, and for no other purpose, subject to the provisions of Section 9.

      (k) “Premises”: Suite No. 100 in the Building, generally outlined on the floor plan attached hereto as Exhibit A and consisting of approximately 1,541 rentable square feet. The Premises shall be measured in accordance with the Modified Washington, D.C. Association of Realtors Standard Method of Measurement for Office Buildings, and may be confirmed by Tenant’s architect, at Tenant’s expense.

      (l) “Rules and Regulations”: The Landlord’s rules and regulations sent to Tenant in writing from time to time, as amended or substituted for from time to time, the current form of which is attached hereto as Exhibit C.

      (m) “Security Deposit”: $3,210.42.

      (n) “Tenant’s Proportionate Share”: 1.50%. Such percentage is equal to a fraction, the numerator of which equals the number of rentable square feet within the Premises and the denominator of which equals the total number of rentable square feet in the Building.

      (o) “Substantial Completion”: The date when the work to be performed by Landlord in the Premises in accordance with this Lease shall have been substantially completed notwithstanding that certain details of construction, mechanical adjustment or decoration remain to be performed, the noncompletion of which would not materially interfere with the Tenant’s use of the Premises.

      For purposes of determining the date of Substantial Completion, there shall not be considered the duration of any delay which is caused by: (i) changes in the work to be completed by Landlord in readying the Premises for Tenant’s occupancy, which changes have been requested by Tenant after the approval by Landlord and Tenant of the Tenant Plans; (ii) delays, not caused by Landlord, in furnishing materials or procuring labor required by Tenant for installations or work in the Premises which are not encompassed within Standard Tenant Work; (iii) any failure by Tenant, to furnish any required plan, information, approval or consent (including, without limitation, the Tenant Plans) within the required period of time, or any failure to fully and completely cooperate with Landlord in the preparation of the Tenant Plans; or (iv) the performance of any work or activity in the Premises by Tenant or any of its employees, agents or contractors. The decision of Landlord’s architect shall be finally determinative of the date of Substantial Completion.

2.     LEASE TERM.

      (a) Landlord, in consideration of the rent to be paid and the other covenants and agreements to be performed by Tenant and upon the terms hereinafter stated, does hereby lease, demise and let unto Tenant the Premises, as defined herein and generally outlined on the floor plan attached hereto as Exhibit A, commencing on the Commencement Date and ending, without the necessity of notice from either party to the other, such notice being expressly waived, on the last day of the Lease Term, unless sooner terminated as herein provided.

      (b) If the Landlord shall be unable to tender possession of the Premises on the Commencement Date, the Landlord shall not be liable for any damage caused thereby, nor shall this Lease be void or voidable by Tenant, but in such event, unless the delay results (i) from failure of Tenant to perform in accordance with the requirements of the Lease or (ii) from any delay in Landlord’s ability to tender possession of the Premises caused by Tenant, no rental shall be payable by Tenant prior to actual tender to Tenant of possession of the Premises.

      (c) By occupying the Premises, Tenant shall be deemed to have accepted the same as suitable for the purpose herein intended and to have acknowledged that the Premises comply fully with Landlord’s obligations. Within three (3) business days of the Commencement Date, Tenant agrees to execute and return to Landlord a letter prepared by Landlord confirming the Commencement Date, a copy of which is attached hereto as Exhibit B, certifying that Tenant has accepted delivery of the Premises and that the condition of the Premises complies with Landlord’s obligations hereunder.

3.     BASIC RENTAL.

      (a) Tenant promises and agrees to pay Landlord the Basic Rental (subject to adjustments as hereinafter provided) without demand, notice, deduction, counterclaim or set-off, for each month of the entire Lease Term. The first monthly installment shall be due and payable upon execution of this Lease. The Basic Rental for each subsequent month shall be paid in advance beginning on the first day of the calendar month following the expiration of the first calendar month of the Lease Term and continuing thereafter on or before the first day of each succeeding calendar month during the term hereof; provided, however, that Basic Rental for the second calendar month shall be prorated based on one-three hundred sixtieth (1/360th) of the current annual Basic Rental for each day of the first partial month, if any, this Lease is in effect and shall be due and payable as aforesaid.

      (b) In the event any installment of the Basic Rental, or any other sums which became owing by Tenant to Landlord under the provisions hereof, are not received within five (5) days after the due date thereof (without in any way implying Landlord’s consent to such late payment), Tenant shall pay, in addition to such installment of the Basic Rental or such other sums owed, and not as a penalty, additional rent in the form of a late payment charge equal to ten percent (10%) of such monthly installment of the Basic Rental or such other sums owed for each month or part thereof such payment is overdue. Notwithstanding the foregoing, the foregoing late charges shall not apply to any sums which may have been advanced by Landlord to or for the benefit of Tenant pursuant to the provisions of this Lease, it being understood that such sums shall bear interest from the date of the advance until paid in full, which Tenant hereby agrees to pay to Landlord, at the rate of fourteen percent (14%) per annum or the highest rate permitted by law, whichever is less.

      (c) All payments due hereunder, including payment of the security deposit, shall be made payable to “Eaton Place Limited Partnership.”

4.	BASIC RENTAL ESCALATION.

      The Basic Rental shall be increased annually, effective on each anniversary of the first (1st) day of the first full month after the Commencement Date during the term hereof if the Commencement Date is on a day other than the first (1st) day of the month, or on the anniversary of the Commencement Date if the Commencement Date is on the first (1st) day of the month, by an amount equal to three percent (3%) of the escalated Basic Rental then in effect, payable as follows:

Year	Month Basic Rental	Annual Basic Rental

1	$3,210.42	$38.525.00
2	$3,306.73	$39,680.75
3	$3,405.93	$40,871.17
4	$3,508.11	$42,097.31
5	$3,613.35	$43,360.23

5.	SECURITY DEPOSIT.

      The Security Deposit, which shall be paid upon execution of this Lease, shall be held by Landlord without liability for interest and not in trust or in a separate account, as security for the performance by Tenant of Tenant’s covenants and obligations under this Lease. The Security Deposit shall not be considered an advance payment of rental or a measure of Landlord’s damages in case of default by Tenant. Upon the occurrence of any Event of Default by Tenant, Landlord may, from time to time in its sole discretion, without prejudice to any other remedy, use and apply the Security Deposit to the extent necessary to make good any arrearages of rent and any other damage, injury, expense or liability suffered by Landlord by such Event of Default. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand as additional rent the amount so applied in order to restore the Security Deposit to its original amount. If Tenant is not then in default hereunder, any remaining balance of the Security Deposit shall be returned by Landlord to Tenant within sixty (60) days after the termination of this Lease and (i) Tenant shall have surrendered the entire Premises to Landlord, (ii) Landlord shall have inspected the Premises after such vacation, and (iii) Tenant shall have complied with all of the terms, conditions and covenants in the Lease. If Landlord transfers its interest in the Premises during the Lease Term, Landlord shall assign the Security Deposit to the transferee and thereafter shall have no further liability for the return of such Security Deposit.

6.	LANDLORD’S OBLIGATIONS.

      (a) Subject to the limitation hereinafter set forth, Landlord agrees, while Tenant is occupying the Premises and is not in breach of, or default under, this Lease, to furnish to Tenant: (i) facilities to provide water at those points of supply both within the Premises and those provided for general use of tenants of the Building; (ii) facilities to provide a supply of electrical current reasonably necessary for general business office and banking use and occupancy of the Premises and electric lighting and a supply of electrical current to the common areas of the Building; (iii) heating and refrigerated air conditioning in season; and (iv) elevator and janitorial service to the Premises, all such services to be provided in scope, quality and frequency to those services being customarily provided by landlords in comparable office buildings in the surrounding area. Heating, ventilation and air conditioning requirements and standards under this lease shall be subject, however, to such regulations as the Department of Energy or other local, state or federal governmental agency, Board or commission shall adopt from time to time. In addition, Landlord agrees to maintain the public and common areas of the Building, such as lobbies, stairs, corridors and restrooms, in reasonably good order and condition: provided, however, that Tenant shall reimburse Landlord, upon demand, for all repairs and additional maintenance resulting from damages to such public or common areas caused by Tenant, or its employees, agents or invitees. Landlord reserves the right, exercisable without notice and without liability to Tenant for damage or injury to property, persons or business and without effecting an eviction, constructive or actual, or disturbance of Tenant’s use or possession of the Premises, or giving rise to any claim by Tenant for setoff or abatement of rent, to decorate and to make repairs, alterations, additions, modifications, changes or improvements, whether structural or otherwise, in and about the Building, or any part thereof, and for such purposes to enter upon the Premises and, during the continuance of any such work, to temporarily close doors, entryways, public space and corridors in the Building and to interrupt or temporarily suspend Building services and facilities; provided, however, that Landlord shall use commercially reasonable efforts to avoid disrupting Tenant’s use of the Premises.

      (b) If Landlord, to any extent, fails to make available any of the services to be provided by Landlord expressly set forth above or if any slowdown, stoppage or interruption of, or any change in the quantity, character or availability of, the services to be provided by Landlord expressly set forth above occurs, such failure or occurrence shall not render Landlord liable in any respect for damages to either person, property or business, nor be construed as an eviction of Tenant or work an abatement of rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof. Should any equipment or machinery furnished by Landlord break down or for any cause beyond Landlord’s reasonable control cease to function properly, Landlord shall use reasonable diligence to repair same promptly, but Tenant shall have no claim for abatement of rent or damages on account of any interruptions in service occasioned thereby or resulting therefrom.

7.     IMPROVEMENT OF THE PREMISES.

      (a) Landlord and Tenant agree to comply with the following schedule in buildout of the Premises:

(i) If a Space Plan has not as yet been prepared and approved by Landlord and Tenant, Tenant will meet with Landlord or its agents within three (3) business days after full execution of this Lease and shall provide Landlord all information reasonably necessary, to prepare a Space Plan for the Premises. Within three (3) business days after delivery by Landlord to Tenant of the Tenant’s Space Plan, Tenant may accept the Space Plan as proposed or request reasonable modifications to such Space Plan. Any modifications to the Space Plan made after such period shall be made at Tenant’s expense and, if delay in occupancy occurs as a result of such modifications, Tenant shall be liable to Landlord for Basic Rental for each day beyond the projected Commencement Date, attributable to such modification of the Space Plan, that delivery of the Premises is delayed.

(ii) Upon Tenant’s acceptance of the Space Plan, either because of Tenant’s approval or failure to object within the requisite three (3) business day period, Landlord shall prepare and deliver to Tenant detailed floor plan layouts, together with working drawings and written instructions sufficiently detailed to enable Landlord to enter into contracts (herein called “Construction Documents”) with respect to and reflecting the partitions and improvements in the Premises. Tenant shall fully and completely cooperate with Landlord in the preparation of the Construction Documents, shall promptly respond to Landlord’s requests for information and approvals within three (3) business days after inquiry, and shall use its best efforts to assist Landlord to complete the Construction Documents as soon as possible. Tenant agrees to deliver to Landlord, not later than three (3) business days after delivery of the Construction Documents to Tenant, an original executed copy of the Construction Documents approved by Tenant; provided, however, if Tenant, in good faith, reasonably objects to any aspect of the Construction Documents submitted by Landlord, Tenant shall specify in detail any objection to such Construction Documents as submitted to Tenant in a written notice to Landlord within such 3-day period. Landlord shall, if applicable, modify such Construction Documents to address Tenant’s written objections, and submit new Construction Documents to Tenant for approvals. Notwithstanding the foregoing, the Construction Documents shall remain subject to Landlord’s review and approval, which approval shall not be unreasonably withheld, and shall be deemed modified to take account of any changes reasonably required by Landlord. If Tenant fails to timely deliver the Construction Documents as required herein or makes modifications to the Construction Documents after the deadlines provided in this subsection, Tenant shall (1) pay to Landlord all reasonable expenses incurred by Landlord due to Tenant’s modifications and/or delay in delivering the Construction Documents; and (2) pay to Landlord as additional rent a per diem charge for each day beyond the initially projected Commencement Date that occupancy is delayed due to Tenant’s failure to timely comply with the requirements in this Section.

(iii) Time is of the essence as to all dates provided in this subsection.

      (b) Any changes to any approved Construction Documents desired by Tenant shall be submitted in writing and in detail to Landlord and shall be subject to Landlord’s consent, which consent shall not be unreasonably withheld.

      (c) Landlord shall, in a good and workmanlike manner, improve and complete the Premises in accordance with the Construction Documents by a general contractor or construction manager (“Landlord’s Contractor”), determined by Landlord in its reasonable discretion. Landlord reserves the right however, (i) to make substitutions of material of equivalent grade and quality when and if any specified material shall not be readily and reasonably available, and (ii) to make changes necessitated by conditions met in the course of construction, provided that Tenant’s approval of any substantial change shall first be obtained (which approval shall not be unreasonably withheld or delayed so long as there shall be general conformity with Construction Documents).

      (d) In the completion and preparation of the Premises in accordance with the Construction Documents, Landlord agrees to perform at its own expense those items of work set forth on the Tenant Space Plan (all work therein collectively referred to as “Standard Tenant Work”), to the extent required by the Construction Documents. All work to be performed by Landlord in addition to or in substitution for Standard Tenant Work is hereinafter referred to as “Special Tenant Work.” All Special Tenant Work shall be furnished, installed and performed by Landlord, utilizing a general contractor or construction manager (“Landlord’s Contractor”) selected by Landlord (which may be an affiliate of Landlord or a partner in Landlord or an affiliate of a partner in Landlord) for and on behalf of Tenant and at Tenant’s sole expense, based on Landlord’s out-of-pocket contract or purchase price for materials, labor and service, including, without limit, any reasonable contractor’s fee for the contractor’s overhead and profit and charges for cutting, patching, cleaning up and removal of waste and debris, plus architects’ and engineers’ fees, plus the product obtained by multiplying all of the foregoing (as reduced by appropriate credits for substituted Standard Tenant Work) by fifteen percent (15%) for Landlord’s expenses and profit in handling the substitution.

      (e) Tenant shall pay Landlord as additional rent for all Special Tenant Work from time to time during the progress of the work, within five (5) days after Landlord shall have given Tenant an invoice or invoices therefor, in amounts representing Landlord’s cost of such Special Tenant Work performed (including, for this purpose, material for Special Tenant Work purchased and delivered to the Building to the date of the invoice), less the amounts paid by Tenant on account. Any failure by Tenant to pay for all Special Tenant Work shall constitute failure to pay rent when due and an Event of Default by Tenant hereunder, giving rise to all remedies available to Landlord under this Lease and at law or equity for non-payment of rent.

8.     OPERATING EXPENSES.

      (a) During the term of this Lease, Tenant shall pay as additional rent an amount (per each square foot within the Premises) equal to the excess (“Excess”) from time to time by which the per square foot Basic Cost (which shall be calculated by dividing the Basic Cost by the total rentable square feet in the Building) exceeds the Base Year Stop. Landlord, at its option, may collect such additional rent for each calendar year in a lump sum, to be due and payable within thirty (30) days after Landlord furnishes to Tenant a statement of actual Basic Costs for the previous year, or, beginning with the first day of the thirteenth month following the Commencement Date, and on each January 1, thereafter, Landlord shall also have the option to make a good faith estimate of the Excess for each upcoming calendar year and may require the monthly payment of such additional rent equal to one-twelfth ( 1/12) of such estimate.

      (b) By May 1 of each calendar year during Tenant’s occupancy and the calendar year following termination of this Lease, or as soon thereafter as practical, Landlord shall furnish to Tenant a statement of Landlord’s actual Basic Cost for the previous year. If for any calendar year additional rent collected for the prior year as a result of Landlord’s estimate of Basic Cost is (i) in excess of the additional rent actually due during such prior year, then Landlord shall either credit such overpayment towards Tenant’s estimated share of operating expenses for the next year or refund to Tenant any overpayment, or (ii) less than the additional rent actually due during such prior year, then Tenant shall pay to Landlord, on demand, any underpayment with respect to the prior year.

      (c) Each statement furnished by Landlord to Tenant shall be conclusive and binding upon Tenant unless, within thirty (30) days after receipt of such statement, Tenant delivers to Landlord a written notice specifying the particular details for which such statement is claimed to be incorrect. Pending the determination of such dispute, Tenant shall pay without delay the full amount of the additional rent payable by Tenant in accordance with each such statement that Tenant is disputing. Without limiting the preceding sentence, Tenant, or a certified public accountant acting as Tenant’s agent, shall have the right, during Landlord’s normal business hours and after reasonable notice, to inspect the books and records of Landlord applicable to the determination of the statement of additional rent payable by Tenant for the purpose of verifying in good faith the information contained in such statement for a period of up to one year after the receipt of such statement by Tenant.

      (d) Should Tenant require any additional work or service, including but not limited to heating, ventilation and air conditioning (“HVAC”) furnished outside Landlord’s normal operating hours of 8:00 a.m. to 6:00 p.m., Monday through Friday, 9:00 a.m. to 1:00 p.m., Saturday, excluding holidays, Landlord may, upon reasonable advance notice by Tenant, furnish such additional services at a charge not less than Landlord’s actual cost, plus overhead for the additional services provided, it being agreed that the cost to the Landlord of such additional services shall not be considered or treated as Basic Cost.

      (e) Landlord may, at any time in its sole discretion, require separate metering for gas, electric power or for any other utility service required by Tenant if such service is deemed by Landlord to be in excess of Building standard usage or for any other reason, in which case the cost of such metering shall be at Tenant’s sole cost and expense, due and payable upon demand by Landlord, and in which event Tenant shall pay for all such utility service in excess of its normal and customary usage, as metered. For any utility services that are separately metered as prescribed herein, the amount of said services which has been included in the calculation of the Base Year Stop or the calculation of Basic Cost shall be excluded therefrom.

      (f) Notwithstanding any expiration or termination of this Lease prior to the end of the Lease Term, Tenant’s obligations to pay any and all additional rent pursuant to this Lease shall continue and shall cover all periods up to the expiration or termination date of this Lease. Tenant’s obligation to pay any and all additional rent or other sums owing by Tenant to Landlord under this Lease shall survive any expiration or termination of this Lease.

9.     USE.

      Tenant shall use the Premises only for the Permitted Use. Tenant will not occupy or use the Premises, or permit any portion of the Premises to be occupied or used, for any business or purpose other than the Permitted Use or for any use or purpose which is unlawful, in part or in whole, disreputable in any manner, or extra hazardous, nor will Tenant permit anything to be done which shall in any way cause substantial noise, vibrations or fumes, or increase the rate of insurance on the Building or contents or cause any cancellation of any insurance policy covering the Building or any portion of its contents. In the event that there shall be any increase in the rate of insurance on the Building or contents created by Tenant’s acts, omissions or conduct of business, Tenant hereby agrees to pay to Landlord the amount of such increase on demand. Tenant will conduct its business and control its agents, employees and invitees in such a manner as not to create any nuisance, nor interfere with or disturb the possession of other tenants or Landlord in the management of the Building. Tenant shall not, without the prior written consent of Landlord, paint, install lighting or decorations, or install any signs, window or door lettering or advertising media of any type on or about the Premises or any part thereof.

10.     TENANT’S REPAIRS AND ALTERATIONS.

      (a) Tenant shall not in any manner deface or injure or make unapproved modifications of the Premises or the Building and will pay the cost of repairing any damage or injury done to the Premises or the Building or any part thereof by Tenant or Tenant’s agents, employees or invitees. Tenant shall throughout the Lease Term take good care of the Premises and keep them free from waste and nuisance of any kind. Tenant agrees, at Tenant’s sole cost and expense, to keep the Premises, including, without limitation, all fixtures installed by Tenant and any plate glass and special store fronts, in good condition and make all necessary non-structural repairs and replacements except those caused by fire, casualty or acts of God covered by Landlord’s fire insurance policy covering the Building. Such repairs and replacements shall be in quality equal to the original work and installation. If Tenant fails to make such repairs within fifteen (15) days after the occurrence of the damage or injury, Landlord may, at its sole option, make such repair, and Tenant shall, upon demand therefor, pay Landlord for Landlord’s cost thereof plus fifteen percent (15%) for overhead costs.

      (b) Notwithstanding anything in the Lease to the contrary, Tenant will not make or allow to be made any alterations or physical additions in or to the Premises, including changes in locks on doors, plumbing, lighting, wiring or partitions, without the prior written consent of Landlord. All maintenance, repairs, alterations, additions or improvements shall be conducted only by contractors or subcontractors approved in advance in writing by Landlord, it being understood that Tenant shall procure and maintain, and shall cause such contractors and subcontractors engaged by or on behalf of Tenant to procure and maintain, insurance coverage against such risks, in such amounts and with such companies as Landlord may require in connection with any such maintenance, repair, alteration, addition or improvement.

      (c) At the end or other termination of this Lease, Tenant shall deliver up the Premises with all improvements located therein in good repair and condition, reasonable wear and tear and casualty damage excepted, and shall deliver to Landlord all keys to the Premises. All alterations, additions or improvements (whether temporary or permanent in character) made in or upon the Premises by Landlord or Tenant shall be Landlord’s property upon termination of this Lease and shall remain on the Premises without compensation to Tenant; provided, however, that if Landlord elects to have Tenant remove any alteration, addition, improvement or partition, Landlord shall make such election upon giving consent to such alteration, addition, improvement or partition. Tenant shall then remove such alteration, addition, improvement or partition whether erected by Landlord or Tenant, and shall restore the Premises to its original condition by the date of termination of this Lease or upon earlier vacating of the Premises, except as provided herein. Landlord hereby elects to have any and all computer and/or telephone cables installed by Tenant or which may in the future be installed by Tenant, removed upon the termination of the Lease or upon Tenant’s earlier vacating of the Premises. If Tenant fails to restore the Premises upon Landlord’s request, Landlord shall have the right to perform such restoration and Tenant shall be liable for all costs and expenses incurred by Landlord therefor.

11.     ASSIGNMENT AND SUBLETTING.

      (a) Landlord’s Prior Consent Required. Neither Tenant nor Tenant’s representatives, successors and assigns nor any subtenant or assignee will assign, transfer, mortgage or otherwise encumber this Lease or sublet or rent (or permit the occupancy or use of) the Premises, or any part thereof, without obtaining the prior written consent of Landlord, which consent will not be unreasonably withheld or delayed as provided in subsection (b) below, nor shall any assignment or transfer of this Lease or the right of occupancy hereunder be effectuated by operation of law or otherwise without the prior written consent of Landlord. Any reasonable expenses incurred by Landlord with respect to the review and consent or denial of consent of the foregoing, not to exceed $2,500.00 per request, shall be paid by Tenant to Landlord as additional rent, and shall be due and payable with the monthly installment of rent when billed.

      (b) Qualification of Assignee or Subtenant. Subject to the provisions of Section 11(c) hereof, Landlord shall not unreasonably withhold or delay its consent hereunder to any assignment or sublease by Tenant, provided that (x) in the event of a sublease Tenant shall satisfy each of the following conditions prior to any such sublease becoming effective; and (y) in the event of an assignment, Tenant shall satisfy the conditions of subsections (i), (ii), (iv), (v) and (vi) prior to any such assignment becoming effective:

(i) Tenant must first notify Landlord, in writing, of any proposed assignment or sublease, at least thirty (30) days prior to the effective date of such proposed assignment or sublease. The notice to Landlord must include a copy of the proposed assignment or sublease and a copy of the proposed assignee’s or subtenant’s financial statement for its most recent fiscal year, prepared in accordance with generally accepted accounting principles and certified by a public accountant or an executive officer of the proposed assignee or subtenant.

(ii) The assignee or subtenant must have a credit rating satisfactory to Landlord (in Landlord’s reasonable judgment).

(iii) The sublease must (A) be expressly subject and subordinate to this Lease, (B) require that any subtenant comply with and abide by all of the terms of the Lease, and (C) provide that any termination of this Lease shall extinguish the sublease as well.

(iv) The assignee or subtenant may not propose to change the use of the premises to a purpose other than as stated in Section 9 hereof, may not be a place of public accommodation as defined under the Americans with Disabilities Act, nor conduct its business in a manner which, in Landlord’s reasonable judgment, is not appropriate for comparable office buildings in the metropolitan Washington, D.C. areas.

(v) The assignee or subtenant may not be a tenant, subtenant, or other occupant of any part of the Building, unless Landlord is unable to offer such occupant comparable space elsewhere in the Building.

(vi) The Tenant may not be in default under this Lease, or have committed two events of default hereunder during the previous twelve (12) months, whether cured or not.

(vii) The sublease shall contain the following clause:

“Underlying Lease Agreement. This Sublease and Subtenant’s rights under this Sublease shall at all times be subject and subordinate to the underlying Lease identified in Paragraph hereof, and Subtenant shall perform all obligations of Tenant under said Lease, with respect to the Sublease Premises. Subtenant acknowledges that any termination of the underlying Lease shall extinguish this Sublease. Landlord’s consent to this Sublease shall not make Landlord a party to this Sublease, shall not create any privity of contract between Landlord and Subtenant or other contractual liability or duty on the part of the Landlord to the Subtenant, shall not constitute its consent or waiver of consent to any subsequent sublease or sub-sublease, and shall not in any manner increase, decrease or otherwise affect the rights and obligations of Landlord and Tenant under the underlying Lease, in respect of the Sublease Premises. Subtenant shall have no right to assign this Sublease or further sublet the Premises without the prior written consent of Landlord. Any term of this Sublease that in any way conflicts with or alters the provisions of the underlying Lease shall be of no effect as to Landlord and Landlord shall not assume any obligations as landlord under the Sublease and Tenant shall not acquire any rights under the Sublease directly assertable against Landlord under the underlying Lease. In the event of a monetary default under the Lease, Tenant hereby collaterally assigns to Landlord this Sublease and any and all payments due to Tenant from Subtenant as additional security for Tenant’s performance of all of its covenants and obligations under the underlying Lease, and authorizes Landlord to collect the same directly from Subtenant and otherwise administer the provisions of this Sublease, at the option of Landlord. Subtenant hereby consents to such collateral assignment of this Sublease to Landlord and agrees to observe its obligations created hereby.”

      (c) Landlord’s Right of First Refusal. Landlord shall have the right, within thirty (30) days after receipt of the notice from Tenant, required under Section 11(b)(i) above, to elect: (i) if Tenant proposes to assign the Lease or sublease all or substantially all of the Premises, to terminate this Lease in its entirety, in which event the Lease shall terminate upon the effective date of the proposed assignment or sublease, and Tenant shall vacate the Premises as of such effective date in accordance with the applicable provisions of this Lease; (ii) if Tenant intends to sublet a portion of the Premises, to terminate this Lease only with respect to such portion of the Premises, in which case Tenant shall vacate such portion as provided in subsection (i) above; or (iii) to require Tenant to pay Landlord within ten (10) days of receipt, one-half (1/2) of the amount of rent payable under such assignment or sublease in excess of the amount of rent payable by Tenant hereunder with respect to the Premises or, in the event of a sublease, that portion of the Premises sublet, offset by any direct expenses incurred by Tenant actually incurred in assigning the Lease or subleasing such portion of the Premises (amortized in equal monthly payments over the remaining term of the Lease, if assigned, or, if applicable, over the initial term of such sublease). Upon exercise by Landlord of either of the options set forth in subsection (i) or (ii) above, Tenant shall surrender the Premises or such portion of the Premises, as the case may be, to Landlord, and thereafter the rent to be paid by Tenant pursuant to Section 3 above shall be that portion of the total rent which the amount of square foot area remaining in the possession of Tenant bears to the total square foot area of the Premises. In the event that Landlord does not exercise its right to terminate this Lease, or any applicable portion thereof, within said thirty (30) day period, Tenant shall have the right, subject to the provisions of subsection (iii) above, to assign the Lease or sublet the Premises or a portion thereof after first obtaining the written consent of Landlord as provided in Section 11(a) above. Upon exercise by Landlord of the option set forth in subsection (iii) above, Tenant covenants and agrees to provide Landlord with semi-annual statements, prepared and verified by a certified public accountant or executive officer of Tenant, stating the amount of rent or other consideration received by Tenant from its assignee or subtenant(s) during such semi-annual period. If such statement shows Tenant failed to make the full payment to Landlord required by subsection (iii) above, a late charge equal to ten percent (10%) of the amount due shall be paid by Tenant to Landlord as additional rent, and shall be due and payable by the assignee or Tenant with the monthly installment of rent next becoming due.

      (d) No Waiver or Release. The consent by Landlord to any assignment or subletting shall not be construed as a waiver or release of Tenant from the terms of any covenant or obligation under this Lease, nor shall the collection or acceptance of rent from any such assignee, subtenant or occupant constitute a waiver or release of Tenant of any covenant or obligation contained in this Lease, nor shall any such assignment or subletting be construed to relieve Tenant from obtaining the consent in writing of Landlord to any further assignment or subletting. Tenant hereby assigns to Landlord the rent due from any subtenant of Tenant and hereby authorizes each such subtenant to pay said rent directly to Landlord, at Landlord’s option, in the event of any default by Tenant under the terms of this Lease.

12.     INDEMNITY.

      (a) Landlord shall not be liable for, and Tenant shall indemnify and save harmless Landlord, ground lessor, if any, and Landlord’s managing agent, if any, from and against and from all fines, damages, suits, claims, demands, losses and actions (including reasonable attorneys’ fees) for any injury to person (including death) or damage to or loss of property on or about the Premises caused by Tenant, its employees, contractors, subtenants, invitees or by any other person entering the Premises or the Building under the express or implied invitation of Tenant, or arising out of Tenant’s use of the Premises. Landlord shall not be liable or responsible for any loss or damage to any property or death or injury to any person occasioned by theft, fire, act of God, public enemy, criminal conduct of third parties, injunction, riot, strike, insurrection, war, court order, requisition or other governmental body or authority, by other tenants of the Building or any other matter beyond the reasonable control of Landlord, or for any injury or damage or inconvenience which may arise through repair or alteration of any part of the Building, or failure to make repairs, or from any cause whatever except Landlord’s negligence or willful misconduct. Notwithstanding anything to the contrary contained in this Lease, Landlord shall not be liable to Tenant or any other person or entity for loss of any personal property, irrespective of how or by whom caused.

      (b) Tenant shall not be liable for, and Landlord shall indemnify and save harmless Tenant from and against all fines, damages, suits, claims, demands, losses and actions (including reasonable attorneys’ fees) for any injury to person (including death) or damage to or loss of property on or about the common areas of the Building caused by the negligence or willful misconduct of Landlord, its employees, contractors, invitees or by any other person entering the common areas of the Building under the express or implied invitation of Landlord, or arising out of Landlord’s use of the common areas. Tenant shall not be liable or responsible for any loss or damage to any property or death or injury to any person occasioned by theft, fire, act of God, public enemy, criminal conduct of third parties, injunction, riot, strike, insurrection, war, court order, requisition or other governmental body or authority, by other tenants of the Building or any other matter beyond the reasonable control of Tenant, except the negligence or willful misconduct of Tenant, its agent, employees, invitees and contractors.

13.     SUBORDINATION.

      This Lease and all rights of Tenant hereunder shall be and are subject and subordinate at all times to any deeds of trust, mortgages, installment sale agreements and other instruments or encumbrances, as well as to any ground leases or primary leases, that now or hereafter cover all or any part of the Building, the Land or an interest of Landlord therein, and to any and all advances made on the security thereof, and to any and all increases, renewals, modifications, consolidations, replacements and extensions of any of such deeds of trust, mortgages, installment sale agreements, instruments, encumbrances or leases, as well as any substitutions therefor, all automatically and without the necessity of any further action on the part of Tenant to effectuate such subordination. Tenant shall, however, upon demand at any time or times execute, acknowledge and deliver to Landlord any and all instruments and certificates that in the reasonable judgment of Landlord may be necessary or proper to confirm or evidence such subordination. Notwithstanding the foregoing, if any mortgagee, trust beneficiary or ground lessor shall elect to have this Lease treated as if it became effective and Tenant had taken possession prior to the lien of its mortgage or deed of trust or prior to its ground lease, and shall give notice thereof to Tenant, this Lease shall be deemed to have become effective and Tenant’s right to possession shall be considered prior to such mortgage, deed of trust, or prior to its ground lease whether this Lease is dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof. In the event any mortgage or deed of trust to which this Lease is subordinate is foreclosed or a deed in lieu of foreclosure is given to the mortgagee or beneficiary, Tenant shall attorn to the purchaser at the foreclosure sale or to the grantee under the deed in lieu of foreclosure; in the event any ground lease to which this Lease is subordinate is terminated, Tenant shall attorn to the ground lessor. Tenant shall upon demand at any time execute, acknowledge and deliver to Landlord’s mortgagee (including the beneficiary under any deed of trust) or other holder any and all instruments and certificates that in the judgment of Landlord’s mortgagee may be necessary or proper to confirm or evidence such attornment. Notwithstanding anything to the contrary contained in this Section or the Lease, no mortgagee of the Building or Land shall be liable to Tenant: (i) for the return of or responsibility for the Security Deposit, unless and until such Security Deposit is actually received by said mortgagee: or (ii) with respect to any matters occurring or existing prior to completion of any foreclosure of said mortgagee’s interest in the Building or Land.

14.     RULES AND REGULATIONS.

      Tenant and Tenant’s agents, contractors, employees and invitees will comply fully with all requirements of the Rules and Regulations of the Building and related facilities, as specified in the Rules and Regulations now or hereafter sent by Landlord to Tenant. Landlord shall at all times have the right to change such rules and regulations to promulgate other Rules and Regulations in such manner as Landlord may deem advisable, in its reasonable discretion, for safety, care or cleanliness of the Building and related facilities or the Premises, and for preservation of good order therein, all of which Rules and Regulations, changes and amendments will be forwarded to Tenant in writing and shall be carried out and observed by Tenant. Tenant shall be responsible for compliance therewith by the agents, contractors, employees and invitees of Tenant. Landlord shall use reasonable efforts to enforce all such Rules and Regulations, including any exceptions thereto, uniformly and in a manner which does not discriminate against Tenant, although it is understood that Landlord may grant exceptions to such Rules and Regulations in circumstances in which it reasonably determines such exceptions are warranted.

15.     INSPECTION.

      Landlord or its officers, agents and representatives, and any ground lessor or mortgage thereof, shall have the right to enter into and upon any and all parts of the Premises at all reasonable hours upon reasonable advance notice of at least 24 hours, where practicable (or, in any emergency of for the purpose of performing routine maintenance, at any hour and without advance notice), to (a) inspect the Premises at any time, (b) clean or make repairs or alterations or additions as Landlord may deem necessary (but without any obligation to do so, except as expressly provided for herein), or (c) show the Premises to prospective tenants, purchasers or lenders; and Tenant shall not be entitled to any abatement or reduction of rent by reason thereof, nor shall such be deemed to be an actual or construction eviction.

16.     CONDEMNATION.

      If the whole or, as determined by Landlord in its sole discretion, any substantial part of the Land or the Building should be taken for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof and the taking would prevent or materially interfere with the use of the Premises for the purpose for which they are being used, as determined by Landlord, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease, effective when the physical taking of said Land or the Building shall occur. If part of the Land or Building shall be taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and this Lease is not terminated as provided in the sentence above, this Lease shall not terminate but the rent payable hereunder during the unexpired portion of this Lease shall be reduced to such extent as Landlord shall determine may be fair and reasonable under all of the circumstances. In the event of any such taking or private purchase in lieu thereof, Landlord and Tenant shall each be entitled to all remedies provided by law; provided, however, that any award paid to Tenant shall not detract from any award which Landlord is entitled to receive; and if Landlord’s award is reduced to any extent as a result of any award to Tenant, then Tenant shall assign and pay over to Landlord the amount by which Landlord’s award was so reduced.

17.     FIRE OR OTHER CASUALTY.

      In the event of damage to or destruction of the Premises or the Building, or the entrances and other common facilities necessary to provide normal access to the Premises, caused by fire or other casualty, Tenant shall provide immediate notice thereof to Landlord, and Landlord shall make repairs and restorations as hereafter expressly provided, unless this Lease shall be determined by Landlord or unless any mortgagee which is entitled to receive casualty insurance proceeds fails to make available to Landlord a sufficient amount of such proceeds to cover the cost of such repairs and restoration.

      If (i) the damage is of such nature or extent, in the judgment of Landlord’s architect, that more than one hundred eighty (180) consecutive days, after commencement of the work, would be required (with normal work crews and hours) to repair and restore the part of the Premises or Building which has been damaged, or (ii) a substantial portion of the Premises or the Building is so damaged that, in Landlord’s sole judgment, it is uneconomic to restore or repair the Premises or the Building, as the case may be, Landlord shall so advise Tenant promptly; and Landlord or Tenant, for a period of ten (10) days thereafter, shall have the right to terminate this Lease by written notice to the other, as of the date specified in such notice, which termination date shall be no later than thirty (30) days after the date of such notice. In the event of such fire or other casualty, if this Lease is not terminated pursuant to the terms of this Section 17, and if (i) sufficient casualty insurance proceeds are available for use for such restoration or repair, and (ii) this lease is then in full force and effect, Landlord shall proceed promptly and diligently to restore the Premises to its substantially similar condition prior to the occurrence of the damage, provided that Landlord shall not be obligated to repair or restore any alterations, additions or fixtures which Tenant or any other tenant may have installed unless Tenant, in a manner satisfactory to Landlord, assures payment in full of all costs which may be incurred by Landlord in connection therewith. Landlord shall not insure any improvements or alterations to the Premises in excess of Standard Tenant Work, or any fixtures, equipment or other property of Tenant. Tenant shall, at its sole expense, insure the value of its leasehold improvements, fixtures, equipment or other property located in the Premises, for the purpose of providing funds to Landlord to repair and restore the Premises to its substantially similar condition prior to occurrence of the damage. If there be any such alteration, fixtures or additions and Tenant does not assure or agree to assure payment of the cost or restoration or repair as aforesaid, Landlord shall have the right to determine the manner in which the Premises shall be restored so as to be substantially the same as the premises existed prior to the damage occurring, as if such alterations, additions or fixtures had not been made or installed. The validity and effect of this Lease shall not be impaired in any way by, and Landlord shall have no liability as a result of, the failure of Landlord to complete repairs and restoration of the Premises or of the Building within one hundred eighty (180) consecutive days after commencement of work, even if Landlord had in good faith notified Tenant that it estimated that the repair and restoration would be completed within such period, provided that Landlord proceeds diligently with such repair and restoration.

      In the case of damage to the Premises not caused by the negligence or willful misconduct of the Tenant or any of its agents, employees or invitees, and which is of a nature or extent that Tenant’s continued occupancy is substantially impaired, the rent otherwise payable by Tenant hereunder shall be equitably abated or adjusted for the duration of such impairment as determined by Landlord. In no event, however, shall any damaged be payable by landlord to Tenant in respect of business interruption resulting from any fire or other casualty on the Premises or Building. Tenant shall be responsible to insure and/or repair all of Tenant’s leasehold improvements and all equipment, fixtures and personal property located in the Premises.

18.     HOLDING OVER.

      Tenant shall, at the termination of this Lease by lapse of time or otherwise, yield up immediate possession to Landlord. If Tenant holds over after the expiration or termination of this Lease, all of the other terms and provisions of this Lease shall be applicable during such period, except that Tenant shall pay Landlord from time to time upon demand, as partial damages for the period of any holdover, an amount equal to one hundred fifty percent (150%) of the Basic Rental in effect on the termination date for the first thirty (30) days and two hundred percent (200%) thereafter, computed on a daily basis for each day of the holdover period. No holding over by Tenant shall operate to extend this Lease except as otherwise expressly provided in this Lease. The foregoing notwithstanding, Landlord, in addition to accepting the daily damages during the period of such holding over, shall be entitled to pursue all remedies at law or equity, including, without limitation, rights to ejectment and damages.

19.     TAXES.

      (a) Commencing on May 1, 2002, and thereafter during each calendar year or portion thereof included in the Lease Term, and any renewal thereof, Tenant shall pay to Landlord as additional rent, Tenant’s Proportionate Share of Real Estate Taxes which exceed the Base Real Estate Taxes. The Base Real Estate Taxes shall be Real Estate Taxes paid by Landlord in the 2001 calendar year. Real Estate Taxes shall mean (i) all real estate taxes, including general and special assessments, if any, which are imposed upon Landlord or assessed against the Building and/or the Land during any calendar year, and (ii) any other present or future taxes or governmental charges that are imposed upon Landlord or assessed against the Building and/or the Land during any calendar year which are in the nature of, in addition to or in substitution for real estate taxes, including, without limitation, any license fees, tax measured by or imposed upon rents, or other tax or charge upon Landlord’s business of leasing the Building, but shall not include any federal, state or local income tax. Real Estate Taxes shall also include all expenses incurred by Landlord in obtaining or attempting to obtain a reduction of Real Estate Taxes, including but not limited to, legal fees.

      (b) Commencing with the 2002 calendar year, and in each calendar year thereafter during the Lease Term, Landlord may deliver to Tenant a statement of Landlord’s estimate of any increase in the annual Real Estate Taxes for the then current calendar year over the Base Real Estate Taxes and Tenant’s percentage thereof, such statement to be delivered or on or before April 1st of said calendar year, or as soon thereafter as practicable. Within thirty (30) days after delivery of such statement (including any statement delivered after the expiration or termination of this Lease), and along with its Basic Rental payments thereafter, Tenant shall pay to Landlord, as additional rent, 1/12th of Tenant’s Proportionate Share of such estimated increase in the annual Real Estate Taxes, except that Tenant’s first payment shall include the 1/12th monthly shares for the months from January 1st through the month in which Landlord submitted the estimate of the increase in the annual Real Estate Taxes for the then current calendar year. Notwithstanding the foregoing, Tenant shall not be responsible for such 1/12th monthly shares until the first day of the thirteenth month following the Commencement Date, unless the Commencement Date is the first day of a month, in which event such 1/12th share shall be due and payable on the anniversary of the Commencement Date.

      (c) Commencing with the 2003 calendar year, Landlord shall deliver to Tenant a statement showing the determination of the increase in the annual Real Estate Taxes for the preceding calendar year and Tenant’s Proportionate Share thereof, such statement to be delivered on or before April 1st of the then current calendar year, or as soon thereafter as reasonably practicable. If such statement shows that Tenant’s payments, if any, of the estimated increase in the annual Real Estate Taxes for the preceding calendar year exceeded Tenant’s actual increases for said year, then Tenant may deduct such overpayment from its next payment or payments of monthly Basic Rental. If such statement shows that Tenant’s Proportionate Share of Landlord’s actual increase in the annual Real Estate Taxes exceeded Tenant’s payments, if any, of the estimated increase in the annual Real Estate Taxes for said preceding calendar year, then Tenant shall pay the total amount due to Landlord, which amount shall constitute additional rent hereunder due and payable with the first monthly installment of Basic Rental due after delivery of said statement.

      (d) In the event that the expiration date or other date of termination of this Lease is not December 31st, the increase to be paid by Tenant for the calendar year in which the expiration date occurs shall be determined by multiplying the amount of Tenant’s Proportionate Share thereof for the full calendar year by a fraction, with the number of days during such calendar year prior to the expiration date as the numerator, and with 365 as the denominator. The termination of this Lease shall not affect the obligations of Landlord and Tenant pursuant to this Section to be performed after such termination.

      (e) Tenant shall be liable for all taxes levied or assessed against personal property, furniture or fixtures placed by Tenant in the Premises, and if any such taxes for which Tenant is liable are in any way levied or assessed against Landlord, Tenant shall pay the Landlord upon demand that part of such taxes for which Tenant is primarily liable hereunder.

20.     EVENTS OF DEFAULT.

      The occurrence of any of the following events shall be deemed to be an event of default (“Event of Default”) by Tenant under this Lease:

      (a) Tenant shall fail to pay when due any rental or other sums payable by Tenant hereunder, and same is not cured within five (5) days after Landlord’s written notice thereof to Tenant.

      (b) Tenant shall fail to comply with or observe Section 46 of this Lease (or a comparable section of any other lease now or hereafter executed by Tenant in connection with space in the Building).

      (c) Tenant shall fail to comply with or observe any other provision of this Lease (or any other lease now or hereafter executed by Tenant in connection with space in the Building), and same is not cured within fifteen (15) days after Landlord’s written notice thereof to Tenant.

      (d) Tenant abandons the Premises.

      (e) Tenant or any partner or guarantor of Tenant, as the case may be, shall apply for or consent to the appointment of a receiver, trustee or liquidator of itself or himself or any of its or his property, admit in writing its or his inability to pay its or his debts as they mature, make a general assignment for the benefit of creditors, be adjudicated a bankrupt, insolvent or file a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it or him in any proceeding under any such law, or if action shall be taken by Tenant or any partner or guarantor of Tenant for the purposes of effecting any of the foregoing.

      (f) Any court of competent jurisdiction shall enter an order, judgment or decree approving a petition seeking reorganization of Tenant or all or a substantial part of the assets of Tenant or any partner or guarantor of Tenant, or appointing a receiver, sequestrator, trustee of liquidator of Tenant or any partner or guarantor of Tenant or any of its or his property, and such order, judgment or decree shall continue unstayed and in effect for any period of at least thirty (30) days.

21.     REMEDIES.

      Upon the occurrence of any Event of Default specified in this Lease, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever:

      (a) Distrain, collect or bring an action for such rent as may be in arrears, and request entry of judgment therefor as provided for in case of rent in arrears, or file a proof of claim in any bankruptcy or insolvency proceeding for such rent, or institute any other proceedings, whether similar or dissimilar to the foregoing, to enforce payment thereof.

      (b) Declare due and payable and sue for and recover, all unpaid rent for the unexpired period of the Lease Term (and also all additional rent as the amounts thereof can be determined or reasonably estimated) as if by the terms of this Lease the same were payable in advance, all of which shall be reduced to present value at the time of the award at an interest rate of eight percent (8%) per annum, together with all legal fees and other expenses incurred by Landlord in connection with the enforcement of any of Landlord’s rights and remedies hereunder.

      (c) Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord; and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises by process of law and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for trespass or any claim for damages therefor, and Tenant agrees to pay to Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the Premises on satisfactory terms or otherwise, including the loss of rental for the remainder of the Lease Term.

      (d)     Without termination of the Lease, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for trespass or any claim or damages therefor; and if Landlord so elects, relet the Premises on behalf of the Tenant on such terms as Landlord shall deem advisable and receive the rent therefor, and Tenant agrees to pay Landlord on demand any deficiency that may arise by reason of such reletting for the remainder of the Lease Term.

      (e)     Without termination of the Lease, enter upon the Premises, by force if necessary, without being liable for trespass or any claim for damages therefor, and do whatever Tenant is obligated to do under the terms of this Lease; and Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant’s obligations under this Lease, and Tenant further agrees that Landlord shall not be liable for any damages resulting to the Tenant from such action.

      (f)     If Tenant fails to perform any covenant or observe any condition to be performed or observed by Tenant hereunder other than the payment of rent or acts in violation of any covenant or condition hereof, Landlord may, but shall not be required to on behalf of Tenant, perform such covenant and/or take such steps, including entering upon the Premises, as may be necessary or appropriate, if Landlord shall have given Tenant at least three (3) days prior written notice of Landlord’s intention to do so, unless an emergency situation exists, in which case Landlord shall have the right to proceed immediately and all costs and expenses incurred by Landlord in so doing, including reasonable legal fees, shall be paid by Tenant to Landlord upon demand, plus interest at the overdue interest rate set forth herein from the date of expenditure(s) by Landlord, as additional rent. Landlord’s proceeding under the rights reserved to Landlord under this Section shall not in any way prejudice or waive any rights Landlord might otherwise have against Tenant by reason of Tenant’s default.

      (g) Exercise any other rights and remedies available to Landlord at law or in equity. No reentry or taking possession of the Premises by Landlord shall be construed as an election on its part to terminate this Lease, unless a written notice of such intention be given to Tenant. Neither pursuit of any of the foregoing remedies provided nor any other remedies provided herein or by law shall constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants herein contained. Landlord’s acceptance of rent following an Event of Default hereunder shall not be construed as Landlord’s waiver of such Event of Default. No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other violation or Event of Default. The loss or damage that Landlord may suffer by reason of termination of this Lease or the deficiency from any reletting as provided for above shall include the expense of repossession and any repairs or remodeling undertaken by Landlord following possession. Should Landlord at any time terminate this Lease for any default, Tenant shall not be relieved of its liabilities and obligations hereunder and, in addition to any other remedy Landlord may have, Landlord may recover from Tenant all damages Landlord may incur by reason of such default, including the cost of recovering the Premises and the loss of rental for the remainder of the Lease Term. Tenant’s obligations and liabilities under this Lease shall also survive repossession and reletting of the Premises by Landlord pursuant to the foregoing provisions of this Section 21.

      (h) The abatement of Basic Rental, if any, and other concessions of the Landlord (which may include among other items: (i) brokerage fees; (ii) moving allowances; (iii) Tenant improvements; (iv) Lease assumptions; (v) unamortized portions of the buildout; and (vi) any other cash allowances or payments) are subject to the condition that, throughout the Lease Term, Tenant will perform and comply with all of the terms, covenants and conditions of this Lease to be performed or complied with by Tenant. If, after the occurrence of an Event of Default, Landlord terminates this Lease or reenters and takes possession of the Premises without such a termination, the abatement of Basic Rental and other Landlord concessions shall cease to apply and Tenant shall be obligated, within 10 days after demand, to pay Landlord the Basic Rental abated and the value of all Landlord’s concessions. Landlord’s right to recover the Basic Rental abated and the value of all Landlord’s concessions shall be in addition to any other remedies available to Landlord as a result of such termination or reentry.

      (i) All rights and remedies of Landlord and Tenant herein enumerated shall be cumulative, and none shall exclude any other right or remedy allowed by law.

      (j) In addition to any other rights and remedies provided in this Lease, and with or without terminating this Lease, Landlord may with force of law, re-enter, terminate Tenant’s right of possession and take possession of the Premises, the provision of this Section 21 operating as a notice to quit, any other notice to quit or of Landlord’s intention to re-enter the Premises being hereby expressly waived.

      (k) Notwithstanding anything to the contrary contained in this Section, Landlord agrees to make reasonable efforts to mitigate its damages, provided that (i) Landlord shall have no obligation to lease the Premises before any other space which may then be available or thereafter become available in the Building; (ii) Tenant shall also have an obligation to make reasonable efforts to reduce any damages caused by its breach of this Lease or other Event of Default hereunder; and (iii) it shall be Tenant’s burden to prove that Landlord failed to comply with any standard imposed upon Landlord in this subsection.

22.     SURRENDER OF PREMISES.

      No act done and no failure to act by Landlord or its agents during the term hereby granted shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless the same be made in writing and signed by Landlord.

23.     ATTORNEYS’ FEES.

      In case it should be necessary or proper for Landlord to bring any action under this Lease or to consult or place this Lease, or any amount payable by Tenant hereunder, with an attorney concerning a default of Tenant hereunder, irrespective of whether such default is later cured, then Tenant shall pay any and all reasonable attorney’s fees, court costs and expenses of Landlord incurred in connection with such enforcement.

24.     INTENTIONALLY OMITTED.

25.     MECHANICS’ LIENS.

      Tenant shall not permit any mechanics’ lien or other liens to be placed upon the Premises or the Building or improvements thereon during the Lease Term, caused by or resulting from any work performed, materials furnished or obligation incurred by or at the request of Tenant. In the case of the filing of any such lien Tenant will promptly, and in any event within forty-five (45) days after the filing thereof, satisfy or release such lien by means of payment thereof, bonding Landlord against any loss occasioned thereby (in which case Tenant shall have the right in due diligence to contest and dispute such lien so long as such bond remains in place), or take such other action as may be otherwise acceptable to Landlord.

26.     WAIVER OF SUBROGATION; INSURANCE.

      (a) Landlord and Tenant hereby release the other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property, but only to the extent that such loss or damage is covered by the greater of any insurance then in force or required to be carried hereunder, even if such fire or other casualty shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible; provided, however, that such release shall be applicable and in force and effect only with respect to any loss or damage occurring during such time as the policy or policies of insurance covering said loss shall contain a clause or endorsement to the effect that this release shall not adversely affect or impair said insurance or prejudice the right of the insured to recover thereunder.

      (b) Tenant shall maintain throughout the Lease Term, at Tenant’s sole cost and expense, insurance against loss or liability in connection with bodily injury, death, property damage and destruction, in or upon the Premises or the remainder of the Land, and arising out of the use of all or any portion of the same by Tenant or its agents, employees, officers, invitees, visitors and guests, under policies of comprehensive general public liability insurance having such limits as to each as may be reasonably required by Landlord from time to time, but in any event of not less than One Million Dollars ($1,000,000) per occurrence for death or injury and One Million Dollars ($1,000,000) per occurrence for property damage or destruction and personal injury. Such policies shall name Landlord and Tenant, (and, at Landlord’s or such mortgagee’s or paramount lessor’s or installment seller’s request) any mortgagee of all or any portion of the Buildings and any landlord of, or installment seller to, Landlord as additional insured parties, shall provide that they shall not be modified or cancelled without at least thirty (30) days’ prior written notice to Landlord and any other party designated as aforesaid and shall be issued by insurers of recognized responsibility licensed to do business in the jurisdiction in which the Building is located and acceptable to Landlord. Copies of all such policies certified by the insurers to be true and complete shall be supplied to Landlord and such mortgagees, paramount lessors and installment sellers at all times.

      (c) Landlord shall maintain throughout the Lease Term insurance coverage on the Building in such amounts as that carried by owners of other comparable office buildings in the same general area of the Building, including, without limitation, comprehensive general liability insurance and insurance on the Building and the structural improvements therein.

27.     INTENTIONALLY OMITTED.

28.     BROKERAGE.

                Landlord and Tenant warrant that each has had no dealings with any broker or agent other than Polinger Shannon & Luchs Company and Transwestern Carey Winston in connection with the negotiation or execution of this Lease, and each agrees to indemnify the other against all costs, expenses, attorneys’ fees or other liability for commissions or other compensation or charges claimed by any other broker or agent claiming the same by, through such party. Upon final consummation of this Lease and Tenant’s occupancy, Landlord agrees to pay such brokers pursuant to a separate agreement and will indemnify Tenant from any claims made by said brokers for commissions earned due to this Lease.

29.     ESTOPPEL CERTIFICATES.

      Tenant shall from time to time, within ten (10) days after Landlord shall have requested the same of Tenant, execute, acknowledge and deliver to Landlord a written instrument in recordable form and otherwise in such form as required by Landlord (i) certifying that this Lease is in full force and effect (or, if not, why) and has not been modified, supplemented or amended in any way (or, if there have been modifications, supplements or amendments thereto, that it is in full force as modified, supplemented or amended and stating such modifications, supplements and amendments); and (ii) stating any other fact or certifying any other condition reasonably requested by Landlord or requested by any mortgagee or prospective mortgagee or purchaser of the Property or of any Interest therein. In the event that Tenant shall fail to return a fully executed copy of such certificate to Landlord within the foregoing ten (10) day period, then Tenant shall be deemed to have approved and confirmed all of the terms, certifications and representations contained in such certificate, and Tenant irrevocably authorizes and appoints Landlord as its attorney-in-fact to execute such certificate on behalf of Tenant.

30.     NOTICES.

      Each provision of this Lease or of any applicable governmental laws, ordinances, regulations and other requirements with reference to the sending, mailing or delivery of any notice or the making of any payment by Landlord to Tenant or with reference to the sending, mailing or delivery or the making of any payment by Tenant to Landlord shall be deemed to be complied with when and if the following steps are taken:

      (a) All rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord at the address for Landlord set forth below or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant’s obligation to pay rent and any other amounts to Landlord under the terms of this Lease shall not be deemed satisfied until such rent or other amounts have been actually received by Landlord.

      (b) All payments required to be made by Landlord to Tenant hereunder shall be payable to Tenant at the address set forth below, or at such other address within the continental United States as Tenant may specify from time to time by written notice delivered in accordance herewith.

      (c) With the exception of subsection (a) above, any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered (i) when delivered personally or (ii) whether actually received or not, when deposited in the United States Mail, postage prepaid, registered or certified mail, return receipt requested, addressed to the parties hereto at the respective addresses set out below, or at such other address as they have previously specified by written notice delivered in accordance herewith.

     If to Landlord, at:

     Polinger Shannon & Luchs Company
     5530 Wisconsin Avenue, Suite 1000
     Chevy Chase, Maryland 20815

     And:

     Beverly L. Crump, Esq.

     11 South 12th Street
     Richmond, VA 23219

     If to Tenant, at:

     Paul Harbolick

     Alliance Home Funding, LLC
     12735 Shops Land
     Fairfax, VA 22033

If and when included within the term “Landlord”, as used in this instrument, there are more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such notice specifying some individual at the specific address for the receipt of notices and payments to Landlord; if and when included within the term Tenant, as used in this instrument, there are more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such notice specifying some individual at some specific address within the continental United States for the receipt of notices and payment to Tenant. All parties included within the terms “Landlord” and “Tenant”, respectively, shall be bound by notices given in accordance with the provisions of this paragraph to the same effect as if each had received such notice.

31.     FORCE MAJEURE.

      Whenever a period of time is herein prescribed for action to be taken by Landlord or Tenant or whenever Landlord or Tenant is otherwise obligated to perform hereunder, neither Landlord nor Tenant shall be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays or failures to perform due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions or any other causes of any kind whatsoever which are beyond the reasonable control of that party; provided, however, that the failure to pay any rent or additional rent hereunder, for any reason, shall not be considered to be beyond the reasonable control of Tenant.

32.     SEVERABILITY.

      If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the Lease Term, then and in that event, the remainder of this Lease shall not be affected thereby.

33.     AMENDMENTS; WAIVER; BINDING EFFECT.

      The provisions of this Lease may not be waived, altered, changed or amended, except by instrument in writing signed by both parties hereto, and such instrument may be subject to the approval of any mortgagees, and ground lessors of record. The acceptance of Basic Rental, additional rent or other payments by Landlord, or the endorsement or statement on any check, any letter accompanying any check or other tender of Basic Rental, additional rent or other payment shall not be deemed an accord and satisfaction or a waiver of any obligation of Tenant, regardless of whether Landlord had knowledge of any breach of such obligation. The terms and conditions contained in this Lease shall apply to, inure to the benefit of, and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided.

34.     QUIET ENJOYMENT.

      Provided Tenant has performed all of the terms and conditions of this Lease, including the payment of rent, to be performed by Tenant, Tenant shall peaceably and quietly hold and enjoy the Premises for the Lease Term, without hindrance from Landlord or others claiming through Landlord, subject to the terms and conditions of this Lease and to all mortgages, ground leases and other encumbrances to which this Lease is subject and subordinate.

35.     LIABILITY OF TENANT.

      If there is more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several. If there is a guarantor of Tenant’s obligations hereunder, the obligations hereunder imposed upon Tenant shall be the joint and several obligations of Tenant and such guarantor, and Landlord need not first proceed against Tenant before proceeding against such guarantor nor shall any such guarantor be released from its guaranty for any reason whatsoever, including without limitation any extensions or renewals hereof, any amendments hereto, any waivers hereof or failure to give such guarantor any notices hereunder.

36.     LANDLORD LIABILITY.

      The liability of Landlord and all officers, employees, shareholders, venturers or partners (general or limited) of Landlord to Tenant for any default by Landlord under the terms of this Lease shall be non-recourse and limited to the interest of Landlord in the Building, and Landlord or any officer, employee, shareholder, venturer or partner (general or limited) of Landlord shall have the right to sell or transfer all or any portion of the Land or the Building to any third party, and upon any such sale or other transfer of all of the Building or the Land, and the corresponding assignment of this Lease, the previous Landlord shall have no further liability or obligation to Tenant hereunder or otherwise.

37.     CERTAIN RIGHTS RESERVED BY LANDLORD.

      Landlord shall have the following rights, exercisable without notice, except as provided herein, and without liability to Tenant for damage or injury to property, persons or business and without effecting an eviction, constructive or actual, or disturbance of Tenant’s use or possession or giving rise to any claim or setoff or abatement of rent or affecting any of Tenant’s obligations hereunder:

      (a) To change the name by which the Building is designated upon four (4) months written notice to Tenant.

      (b) To decorate and to make repairs, alterations, additions, changes or improvements, whether structural or otherwise, in and about the Building, or any part thereof, and for such purposes to enter upon the Premises and, during the continuance of any such work, to temporarily close doors, entry ways, public space and corridors in the Building, to interrupt or temporarily suspend Building services and facilities and to change the arrangement and location of entrances or passageways, doors and doorways, corridors, elevators, stairs, toilets, or other public parts of the Building, so long as the Premises are reasonably accessible; provided, however, that Landlord shall use commercially reasonable efforts to avoid disrupting Tenant’s use of the Premises.

      (c) To grant to anyone the exclusive right to conduct any business or render any service in or to the Building, provided such exclusive right shall not operate to exclude Tenant from the use expressly permitted herein.

      (d) To take all such reasonable measures as Landlord may deem advisable for the security of the Building and its occupants, including without limitation, the evacuation of the Building for cause, suspected cause, or for drill purposes, the temporary denial of access to the Building, and the closing of the Building after normal business hours and on Saturdays, Sundays and holidays; subject, however, to Tenant’s right to admittance when the Building is closed after normal business hours under such reasonable regulations as Landlord may prescribe from time to time which may include, by way of example but not of limitation, that person entering or leaving the Building, whether or not during normal business hours, identify themselves to a security officer by registration or otherwise and that such persons establish their right to enter or leave the Building.

38.     FINANCIAL STATEMENTS.

      Tenant agrees to provide to Landlord within 14 days of request by Landlord but no more than once per year, the most recent annual financial statements of Tenant, including balance sheets, income statements, and financial notes (“Statements”). Tenant consents that

Landlord may release the Statements to Landlord’s subsidiaries, affiliates, lenders, advisors, joint venture partners, or potential purchasers of the property for the purposes of evaluating Tenant’s financial condition with respect to performance under the Lease. Landlord agrees to keep the Statements confidential and to not release the Statements to third parties except as set forth herein.

39.     NOTICE TO LENDER.

      If the Premises or the Building or any part thereof are at any time subject to a mortgage or a deed of trust or other similar instrument and the Lease or the rentals are assigned to such mortgagee, trustee or beneficiary and the Tenant is given written notice thereof, including the post office address of such assignee, then Tenant shall not terminate this Lease or abate rentals for any default on the part of Landlord without first giving written notice by certified or registered mail, return receipt requested, to such mortgagee, trustee, beneficiary and assignee, specifying the default in reasonable detail, and affording such mortgagee, trustee, beneficiary and assignee a reasonable opportunity to make performance, at its election, for and on behalf of the Landlord.

40.     MISCELLANEOUS.

      (a) Any approval by Landlord and Landlord’s architects and/or engineers of any of Tenant’s drawings, plans and specifications which are prepared in connection with any construction of improvements in the Premises shall not in any way be construed or operate to bind Landlord or to constitute a representation or warranty of Landlord as to the adequacy or sufficiency of such drawings, plans and specifications, or the improvements to which they relate, or any use, purpose, or condition, but such approval shall merely be the consent of Landlord as may be required hereunder in connection with Tenant’s construction of improvements in the Premises in accordance with such drawings, plans and specifications.

      (b) Each and every covenant and agreement contained in this Lease is, and shall be construed to be, a separate and independent covenant and agreement.

      (c) Neither Landlord nor Landlord’s agents or brokers have made any representations or promises with respect to the Premises, the Building or the Land except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this Lease.

      (d) Time is of the essence as to all provisions of this Lease applicable to either party’s obligations hereunder.

      (e) The submission of this Lease to Tenant shall not be construed as an offer, nor shall Tenant have any rights with respect thereto unless and until Landlord shall, or shall cause its managing agent to, execute a copy of this Lease and deliver the same to Tenant.

      (f) Notwithstanding anything to the contrary contained in this Lease, if the Lease Term has not commenced within twenty-one (21) years after the date of this Lease, this Lease shall automatically terminate on the twenty-first (21st) anniversary of such date. The sole purpose of this provision is to avoid any interpretation of this Lease as a violation of the Rule Against Perpetuities, or any other rule of law or equity concerning restraints on alienation.

      (g) The terms of this Lease shall be construed in accordance with the laws of the jurisdiction in which the Building is located.

41.     ADDITIONAL RENT.

      The Tenant shall pay as additional rent any money required to be paid pursuant to the provisions of this Lease whether or not the same be designated “additional rent”. If such amounts or charges are not paid at the time provided in this Lease, they shall nevertheless, if not paid when due, be collectable as additional rent with the next installment of rent thereafter falling due hereunder, but nothing herein contained shall be deemed to suspend or delay the payment of any amount of money or charge at the time the same becomes due and payable hereunder, or limit any other remedy of the Landlord.

42.     ENTIRE AGREEMENT.

      The Lease contains all covenants and agreements between Landlord and Tenant relating in any manner to the rent, use and occupancy of Premises and Tenant’s use of the Building and other matters set forth in this Lease. No prior agreement or understanding pertaining to the same shall be valid or of any force or effect and the covenants and agreements of this Lease shall not be altered, modified or added to except in writing signed by Landlord and Tenant.

43.     LEGAL PROCEEDINGS.

      Landlord and Tenant hereby waive the right to a jury trial in any action, proceeding or counterclaim between Tenant and Landlord or their successors arising out of this Lease or Tenant’s occupancy of the Premises or Tenant’s right to occupy the same.

44.     LAWS AND REGULATIONS.

      Tenant agrees at Tenant’s expense to comply with all applicable laws, ordinances, rules, and regulations, whether now in effect or hereafter enacted or promulgated, of any governmental entity or agency having jurisdiction of the Premises.

45.     AMERICANS WITH DISABILITIES ACT (“ADA”).

      (a) Tenant hereby represents that it is not a public accommodation, as defined in the ADA.

      (b) The Landlord shall take whatever steps are necessary to cause the common areas of the building to meet the requirements of Title III of the ADA.

      (c) The Tenant at its sole cost and expense shall be solely responsible for taking any and all measures which are required to comply with the requirements of Title I and/or Title III of the ADA within the Premises and, if the measures required outside of the Premises are attributable to Tenant’s alterations to the Premises, outside of the Premises as well. Any Alterations to the Premises made by Tenant for the purpose of complying with the ADA or which otherwise require compliance with the ADA shall be done in accordance with this Lease; provided, however, that Landlord’s consent to such Alterations shall not constitute either Landlord’s assumption, in whole or in part, of Tenant’s representation or confirmation by Landlord that such Alterations comply with the provisions of the ADA.

      (d) Tenant shall indemnify the Landlord for all claims, damages, judgments, penalties, fines, administrative proceedings, costs, expenses and liability arising from Tenant’s failure to comply with any of the requirements of Title I and/or Title III of the ADA within the Premises.

      (e) Landlord shall indemnify the Tenant for all claims, damages, judgments, penalties, fines, administrative proceedings, cost, expenses and liability arising from Landlord’s failure to comply with Title III of the ADA within the common areas.

      (f) Notwithstanding the provisions of subsection (b) herein, if (i) Landlord causes Alterations or improvements to be made to the common areas of the Building to comply with the ADA, and (ii) such Alterations or improvements solely benefit the Premises, Tenant shall reimburse Landlord for all costs and expenses incurred by Landlord in connection with the performance of such Alterations or improvements.

46.     ENVIRONMENTAL PROTECTIONS.

      (a) Notwithstanding the generality of Section 9 above, Tenant shall conduct all activity in compliance with all federal, state, and local laws, statutes, ordinances, rules, regulations, orders and requirements of common law concerning protection of the environment or human health (“Environmental Laws”). Tenant shall also cause its subtenants (if subtenants are permitted by this Lease or are hereafter approved by Landlord), licensees, invitees, agents, contractors, subcontractors and employees to comply with all Environmental Laws. Tenant and its permitted subtenants, licensees, invitees, agents, contractors, and subcontractors shall obtain, maintain, and comply with all necessary environmental permits, approvals, registrations and licenses.

      (b) In addition to and not in limitation of the foregoing, Tenant, its permitted subtenants, licensees, invitees, agents, contractors, subcontractors and employees shall not generate, refine, produce, transfer, process or transport Hazardous Material on, above, beneath or near the Premises, the Building or the Land. As used herein, the term “Hazardous Materials” shall include, without limitation, all of the following: (1) hazardous substances, as such term is defined in the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. Section 9601 (14), as amended by the Superfund Amendments and Reauthorization Act of 1986, Pub. L. No. 99-499, 100 Stat. 1613 (Oct. 17, 1986)(“SARA”); (2) regulated substances, within the meaning of Title I of the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6991-6991(i), as amended by SARA; (3) any element, compound or material which can pose a threat to the public health or the environment when released into the environment; (4) hazardous waste as defined in the Virginia Waste Management Act, Title 10.1, Chapter 14 of the Code of Virginia; (5) petroleum and petroleum byproducts; (6) an object or material which is contaminated with any of the foregoing; (7) any other substance designated by any of the Environmental Laws or a federal, state or local agency as detrimental to public health, safety and the environment.

      (c) Tenant shall protect, indemnify and save Landlord harmless from and against any and all liability, loss, damage, cost or expense (including reasonable attorneys’ fees) that Landlord may suffer or incur as a result of any claims, demands, damages, losses, liabilities, costs, charges, suits, orders, judgments or adjudications asserted, assessed, filed, or entered against Landlord or any of the Building or the Land, by any third party, including, without limitation, any governmental authority, arising from Tenant’s breach of Environmental Laws or otherwise arising from the alleged generation, refining, production, storage, handling, use, transfer, processing, transportation, release, spillage, pumping, pouring, emission, emptying, dumping, discharge or escape of Hazardous Materials on, from or affecting the Premises, the Building or the Land, including, without limitation, liability for costs and expenses of abatement, correction, clean-up or other remedy, fines, damages, response (including death) and property damage.

      (d) Tenant, its permitted subtenants, licensees, invitees, agents, contractors, subcontractors and employees shall not release, spill, pump, pour, emit, empty, dump or otherwise discharge or allow to escape Hazardous Materials onto the Land or Building, and Tenant shall take all action necessary to remedy the results of any such release, spillage, pumping, pouring, emission, emptying, dumping, discharge, or escape.

      (e) Tenant shall within 48 hours of receipt deliver to Landlord copies of any written communication relating to the Building or the Land between Tenant and any governmental agency or instrumentality concerning or relating to Environmental Laws.

      (f) Tenant’s obligations under this Section shall survive the termination or other expiration of this Lease.

47.     PARKING.

      Tenant, its permitted subtenants, licensees, invitees, agents, contractors, subcontractors and employees shall not use parking spaces on the Land or Building in excess of that number set out on the attached Data Sheet which has been reasonably determined by Landlord to be Tenant’s proportionate share of the total parking spaces available on the Building and Land. At such time and under such circumstances as Landlord deems appropriate, Landlord may provide attendant parking or such other system or management of parking as it deems necessary or desirable. Notwithstanding anything contained herein, if any governmental regulation or ordinance is enacted or amended after the effective date of this Lease so as to allow or require a modification in Tenant’s number of parking spaces, Landlord reserves the right to make such modification without modifying in any way the rent due hereunder or any other obligations of Tenant.

48.     OPTION TO TERMINATE.

      Tenant shall have the right to terminate this Lease at the end of the thirty-sixth (36th) full month of the lease term, provided: (a) Tenant is not in default under the Lease either at the time notice is delivered or on the proposed termination date; (b) Tenant delivers a written notice to Landlord of its intention to terminate no later than the first day of the thirty-first (31st) month of the Lease Term, time being of the essence; and (b) Tenant delivers to Landlord, with the notice provided in (b), a payment in the amount of $20,435.59.

49.     OPTION TO RENEW.

      Tenant shall have the right to extend the term of this Lease for one (1) additional five (5) year lease term (the “Renewal Term”), upon the following conditions:

      a. Tenant is not in default under this Lease, either at the time any notice hereunder is given, or at the time the Renewal Term is to commence;

      b. Landlord has made a good faith determination that Tenant remains creditworthy;

      c. Tenant has not previously assigned the Lease or sublet any part or all of the Premises;

      d. Tenant has delivered to Landlord written notice of its intention to exercise this option, not less than 180 days prior to the end of the Lease Term;

      e. All lease terms for the Renewal Term shall be the same as in the Lease, except that the Tenant shall pay Basic Rental for the Renewal Term at the then-current fair market rate for space comparable to the Premises (but in no event less than the fully escalated Basic Rental at the end of the initial Lease Term), and there shall be no further option to renew the Lease Term; and

      f. If Landlord and Tenant fail to agree as to all terms and sign an Amendment to the Lease extending the Lease Term as provided in this Section at least 150 days prior to the end of the Lease Term, all time periods for Tenant herein being of the essence, then Tenant’s option to extend the term of this Lease shall lapse and Tenant’s renewal option shall be of no force and effect. The renewal option is personal to Tenant and is non-transferrable.

50.     EXHIBITS.

      (i) Exhibit A — Outline of Premises

      (ii) Exhibit B — Tenant Acceptance Letter

      (iii) Exhibit C — Rules and Regulations

      IN WITNESS WHEREOF, the parties hereto have executed this Lease and affixed their seals as of the date first above written.

Tenant:

WITNESS/ATTEST:	ALLIANCE HOME FUNDING, LLC

/s/ THOMAS P. DONAHER	By: /s/ Paul M. Harbolick, Jr. [SEAL] Name: Paul M. Harbolick, Jr. Title: Secretary Landlord:

WITNESS/ATTEST:	ARNELL CORPORATION, agent for Eaton Place Limited Partnership, et al.
[SIG]	By: /s/ ELLIOT SCHNITZER [SEAL] Name: Elliot Schnitzer Title: President

Suite 102
1,161 s.f.
plus new Paint, carpet, base molding
Suite 100
1,541 s.f.
approx
new partition
new partition wall
Demo
upgrade to demising
new Demising wall
Demo
upgrade to demising
EXHIBIT A
#2
UP
PSP
TELE

EXHIBIT “B”

COMMENCEMENT DATE CERTIFICATE

      This COMMENCEMENT DATE CERTIFICATE is attached to and made a part of the Lease dated the       day of                     , 2001, by and between ARNELL CORPORATION (hereinafter called “Landlord”) and ALLIANCE HOME FUNDING, LLC (as “Tenant”).

      The occupancy date is

      The lease commencement date is

      The lease termination date is

      The rent commencement date is

WITNESS:

TENANT:

ALLIANCE HOME FUNDING, LLC

By:

Title:
Date:

EXHIBIT C

RULES AND REGULATIONS

      1.     Sidewalks, doorways, vestibules, halls, stairways, and similar areas shall not be obstructed nor shall refuse, furniture, boxes or other items be placed therein by Tenant or its officers, agents, contractors and employees, or used for any purpose other than ingress and egress to and from the leased premises, or for going from one part of the Building to another part of the Building. Canvassing, soliciting and peddling in the Building or on the Land are prohibited.

      2.     Plumbing fixtures and appliances shall be used only for the purposes for which constructed, and no unsuitable material shall be placed therein.

      3.     No signs, directories, posters, advertisements, or notices shall be painted or affixed on or to any of the windows or doors, or in corridors or other parts of the Building, except, as shall be first approved in writing by Landlord in its discretion. One building standard plaque will be prepared by Landlord at Landlord’s expense. No additional signs shall be posted without Landlord’s prior written consent as to location and form, and the cost of preparing and posting such signs shall be borne solely by Tenant. Landlord shall have the right to remove all unapproved signs without notice to Tenant, at the expense of Tenant.

      4.     Tenant shall not do, or permit anything to be done in or about the Building, or bring or keep anything therein, that will in any way increase the rate of fire or other insurance on the Building, or on property kept therein or otherwise increase the possibility of fire or other casualty.

      5.     Landlord shall have the power to prescribe the weight and position of heavy equipment or objects which may overstress any portion of the floor. All damage done to the Building by the improper placing of such heavy items will be repaid at the sole expense of the responsible Tenant.

      6.     A Tenant shall notify the Building manager when safes or other heavy equipment are to be taken in or out of the Building, and the moving shall be done after written permission is obtained from Landlord on such conditions as Landlord shall require. Any moving in or out of Tenant’s equipment, furniture, files, and/or fixtures shall be done only with prior written notice to Landlord, and Landlord shall be entitled to prescribe the hours of such activity, the elevators which shall be available for such activity and shall, in addition, be entitled to place such other conditions upon Tenant’s moving activities as Landlord deems appropriate. Tenant shall bear all risk of loss relating to damage incurred with respect to Tenant’s property in the process of such a move, and in addition, shall indemnify and hold Landlord harmless as to all losses, damages,

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claims, causes of action, costs and/or expenses relating to personal injury or property damage sustained by Landlord or any third party on account of Tenant’s moving activities.

      7.     Corridor doors, when not in use, shall be kept closed.

      8.     All deliveries must be made via the service entrance and elevators, designated by Landlord for service, if any, during Landlord’s normal operating hours. Landlord’s written approval must be obtained for any delivery after normal working hours.

      9.     Each Tenant shall cooperate with Landlord’s employees in keeping the leased Premises neat and clean.

      10.     Tenant shall not cause or permit any improper noises in the Building, or allow any unpleasant odors to emanate from the leases Premises, or otherwise interfere, injure or annoy in any way other tenants, or persons having business with them.

      11.     No animals shall be brought into or kept in or about the Building.

      12.     No boxes, crates or other such materials shall be stored in hallways or other common areas. When Tenant must dispose of crates, boxes, etc., it will be the responsibility of Tenant to dispose of same prior to, or after the hours of 7:30 a.m. and 6:30 p.m., respectively, so as to avoid having such debris visible in the common areas during normal business hours.

      13.     No machinery of any kind, other than ordinary office machines such as copiers, typewriters and PC’s shall be operated on the leased Premises without the prior written consent of Landlord, nor shall Tenant use or keep in the Building any inflammable or explosive fluid or substance (including Christmas trees or ornaments), or any illuminating materials, except candles. No space heaters or fans shall be operated in the Building.

      14.     No bicycles, motorcycles or similar vehicles will be allowed in the Building.

      15.     Any wall damage deemed by Building management to be excessive from nails, screws, books, etc. shall be repaired by Tenant when requested by Landlord. Nothing shall be affixed to, or made to hang from the ceiling of the Premises without Landlord’s prior written consent.

      16.     Landlord has the right to evacuate the Building in the event of fire alarms, emergency or catastrophe.

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      17.     No food and/or beverages shall be distributed from Tenant’s office without the prior written approval of the management of the Building.

      18.     No additional locks shall be placed upon any doors without the prior written consent of Landlord. All necessary keys shall be furnished by Landlord, and the same shall be surrendered upon termination of this Lease, and Tenant shall then give Landlord or his agent an explanation of the combination of any locks on the doors or vaults. Tenant shall initially be given two (2) keys to the Premises by Landlord. No duplicates of such keys shall be made by Tenant. Additional keys shall be obtained only from Landlord, at a fee to be determined by Landlord.

      19.     Tenant will not locate furnishings or cabinets adjacent to mechanical or electrical access panels so as to prevent operating personnel from servicing such units as routine or emergency access may require. Cost of moving such furnishings for Landlord’s access will be for Tenant’s account. The lighting and air conditioning equipment of the Building will remain the exclusive charge of the Building designated personnel.

      20.     Tenant shall comply with parking rules and regulations as may be posted and distributed from time to time.

      21.     No portion of the Building shall be used for the purposes of lodging rooms.

      22.     Vending machines or dispensing machines of any kind will not be placed in the leased Premises by Tenant without prior written consent of Landlord.

      23.     Prior written approval, which shall be at Landlord’s sole discretion, must be obtained for installation of window shades, blinds, drapes, or any other window treatment of any kind whatsoever, other than building standard mini blinds. Tenant shall not affix anything to the inside of the exterior windows of the Building, nor damage or remove any window film or reflective material affixed to such windows. Landlord will control all internal lighting that may be visible from the exterior of the Building and shall have the right to change any unapproved lighting, without notice to Tenant, at Tenant’s expense.

      24.     No Tenant shall make any changes or alterations to any portion of the Building without Landlord’s prior written approval, which may be given on such conditions as Landlord may elect. All such work shall be done by Landlord or by contractors and/or workmen approved by Landlord, working under Landlord’s supervision.

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      25.     Tenant shall cooperate fully with all recycling programs of Landlord and with any and all regulations, laws, etc. imposed on the Building by any governmental body or Landlord’s insurance carriers.

      26.     Landlord reserves the right to rescind any of these rules and make such other and further rules and regulations as in its judgment shall from time to time be needful for the operation of the Building, which rules shall be binding upon each Tenant upon delivery to such Tenant of notice thereof in writing.